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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 19, 2000

                                HEALTHRITE, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                          000-23016              13-3714405
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(State or other jurisdiction         (Commission File Number)    (IRS Employer
 of incorporation or organization)                                  Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland                          21117
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code (410)-581-8042


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         (Former name or former address, if changed since last report.)

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                         INSERTS TO HEALTHRITE FORM 8-K

Item 5. Other Events

     On January 19, 2000, HealthRite, Inc. ("HealthRite") issued 552,757 shares of its Series "B" Voting Preferred Convertible Stock (the "Series B Stock") in a private placement to DS Capital Investors ("DS") at a purchase price of $1.00 per share.

     375,000 shares of the Series B Stock were issued in the conversion of a $375,000 secured loan from DS to Jason Pharmaceuticals, a HealthRite subsidiary. The other 177,757 shares of the Series B Stock were issued in exchange for a cash investment of $177,757 in HealthRite.

     Each share of the Series B Stock has four votes, giving the 552,757 outstanding shares a total of 2,211,028 votes.

     The Series B Stock is convertible into HealthRite common stock after January 19, 2001 at a conversion price of the lesser of:

     o    75% of the then market price of the common stock, or

     o    $.50 per share.

     The Series B Stock is entitled to a cumulative dividend of 10% per annum, payable at the time of conversion.

     The shares of Series B Stock are restricted securities and do not have registration rights.

     HealthRite believes that the conversion of the bridge loan and the additional capital investment in HealthRite was instrumental in restructuring HealthRite's finances and avoiding the insolvency of its Jason Pharmaceuticals subsidiary.

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Item 7.  Financial Statements and Exhibits.

     (a)  Exhibits.
          The following exhibit is filed herewith:

          99.1 Press release, dated February 10, 2000, of HealthRite, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHRITE, INC.

Dated:  February 18, 2000

                                    /s/  BRADLEY T. MACDONALD
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                          .              Bradley T. MacDonald
                                         Chairman and Chief Executive Officer



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                                 EXHIBIT INDEX

Exhibit
Number     Description
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99.1       Press release, dated February 10, 2000, of HealthRite, Inc.




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